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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Duratek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DURATEK, INC.
10100 Old Columbia Road
Columbia, Maryland 21046

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2003

To the Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders of Duratek, Inc. (the "Company") will be held at the Company's principal executive offices at 10100 Old Columbia Road, Columbia, Maryland 21046 on the 14th day of May, 2003 at 10:30 a.m., Eastern Daylight Savings Time, for the following purposes:

  1.
  To elect six Directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify.

  2.
  To approve an amendment to the Certificate of Designations of the 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, to extend the mandatory redemption date from February 5, 2004 to September 30, 2005.

  3.
  To approve the appointment of KPMG LLP, independent certified public accountants, as the Company's independent auditors for the year ending December 31, 2003.

  4.
  To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

        Holders of record of Common Stock and 8% Cumulative Convertible Redeemable Preferred Stock as of the close of business on March 17, 2003 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

                      By Order of the Board of Directors

                      Diane R. Brown
                      Secretary

Columbia, Maryland
April 9, 2003

        Whether or not you expect to be present at the Annual Meeting of Stockholders, please fill in, date and sign the enclosed Proxy and return it promptly in the enclosed return envelope.

DURATEK, INC.
10100 Old Columbia Road
Columbia, Maryland 21046

Columbia, Maryland	April 9, 2003

PROXY STATEMENT

        The accompanying Proxy is solicited by and on behalf of the Board of Directors of Duratek, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's principal executive offices at 10100 Old Columbia Road, Columbia, Maryland 21046 on the 14th day of May, 2003 at 10:30 a.m. Eastern Daylight Savings Time, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy were first given or sent to security holders was April 9, 2003.

        Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or in person to the Chairman of, or the Inspectors of Election at, the Annual Meeting, or by the execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

        The Proxies in the accompanying form will be voted in accordance with the specifications made thereon and where no specifications are given, such Proxies will be voted FOR the nominees for election as directors named herein, FOR the amendment to the Certificate of Designations of the 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), to extend the mandatory redemption date from February 5, 2004 to September 30, 2005, and FOR the approval of the appointment of KPMG LLP as the Company's independent auditors. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware that any other matters are to be presented for action at the meeting.

        The terms of the Company's Convertible Preferred Stock provide that the holders thereof, voting as a separate class, shall have the right to elect a majority of the Company's Board of Directors so long as The Carlyle Group and its affiliates ("Carlyle") own shares of capital stock having 20% or more of the votes that may be cast at annual or special meetings of stockholders. The remaining directors shall be elected by the vote of the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), and the Convertible Preferred Stock, voting together as a single class. In connection with the Annual Meeting, the holders of the Convertible Preferred Stock have waived the right to elect a majority of the Company's Board of Directors, but have retained the right to elect one member of the Company's Board of Directors at the Annual Meeting. This waiver, by its terms, does not affect (i) the right of the holders of the Convertible Preferred Stock to elect a majority of the members of the Company's Board of Directors at any subsequent annual meeting of stockholders, at any special meeting of stockholders called for that purpose, and in any written consent of stockholders for that purpose or (ii) any other rights of the Convertible Preferred Stock.

        In the election of the directors by the holders of the Common Stock and the Convertible Preferred Stock, voting together as a single class, such directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock and Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors. With respect to the proposal to amend the Certificate of Designations of the Convertible Preferred Stock to extend the mandatory redemption date from February 5, 2004 to September 30, 2005, the unanimous vote of the holders of the Convertible Preferred Stock, voting as a separate class, and the affirmative vote of the holders of a majority of the outstanding shares of the Convertible Preferred Stock and Common Stock, voting together as a single class, are required to approve the matter. On this matter, abstentions and broker non-votes will have the same effect as a vote against the proposal. On all other matters, including the approval of the appointment of the Company's independent auditors, a majority of the votes cast at the meeting, with a quorum present, is required to approve the matter. Accordingly, abstentions and broker non-votes will not be considered to be votes cast and will have no effect on the outcome of the matter.

        The solicitation of proxies generally will be by mail and by directors, officers, and regular employees of the Company. In some instances, solicitation may be made by telephone or other means. All costs incurred in connection with the solicitation of proxies will be borne by the Company. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses in forwarding such materials.

VOTING SECURITIES

        The Board of Directors has fixed the close of business on March 17, 2003 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding capital stock of the Company on March 17, 2003 consisted of 13,529,220 shares of Common Stock and 157,525 shares of Convertible Preferred Stock. For all matters, each share of Common Stock is entitled to one vote, except that in the election of directors, each share of Common Stock is entitled to cast one vote for each director to be elected by the holders of Common Stock and Convertible Preferred Stock voting together as a single class; cumulative voting is not permitted. For all matters in which the holders of shares of Convertible Preferred Stock vote with the holders of the Common Stock as a single class, each share of Convertible Preferred Stock entitles the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of the shares of Common Stock into which such share of Convertible Preferred Stock is convertible. The current number of shares of Common Stock into which each share of Convertible Preferred Stock is convertible is 33 1/3, based on a conversion price of $3.00. Accordingly, the outstanding shares of Convertible Preferred Stock represent 5,250,833 votes in the aggregate when voting with the shares of Common Stock as a single class. A quorum of the stockholders is constituted by the presence, in person or by proxy, of holders of record of voting stock, representing a majority of the number of votes entitled to be cast.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The terms of the Convertible Preferred Stock provide that the holders of a majority of the Convertible Preferred Stock have the right to elect a majority of the Company's Board of Directors so long as Carlyle owns shares of capital stock having 20% or more of the votes that may be cast at annual or special meetings of stockholders. Carlyle beneficially owns 145,162 shares of Convertible Preferred Stock outstanding and 3,101,551 shares of Common Stock outstanding, or an aggregate of 42.3% of the outstanding voting securities of the Company. Accordingly, Carlyle has the ability, through its stock ownership and the terms of the Convertible Preferred Stock, to elect a majority of the Company's Board of Directors and effectively control the Company.

        The following table sets forth, at March 17, 2003, the amount and percentage of the Company's outstanding Common Stock and Convertible Preferred Stock beneficially owned by each director and nominee for director, each executive officer named in the Summary Compensation Table, all directors and officers as a group and all persons, to the knowledge of the Company, beneficially owning more than five percent (5%) of the Company's Common Stock or Convertible Preferred Stock.

	Common Stock			Convertible Preferred Stock
	Number of Shares		Percent of Class Outstanding	Number of Shares		Percent of Class Outstanding
Daniel A. D'Aniello	3,101,551	(1)	22.9%	145,162	(1)	92.2%
Robert E. Prince	359,363	(2)	2.6%	—		—
Earle C. Williams	20,200	(3)	*	—		—
Admiral James D. Watkins	12,900	(3)	*	—		—
George V. McGowan	15,500	(3)	*	—		—
Dr. Francis J. Harvey	19,000	(3)	*	—		—
Robert F. Shawver	121,600	(2)	*	—		—
C. Paul Deltete	84,800	(2)	*	—		—
William R. Van Dyke	15,904	(2)	*	—		—
Michael F. Johnson	4,000	(2)	*	—		—
Thomas E. Dabrowski	68,104	(2)	*	—		—
Directors & Executive Officers As a Group (18 persons)	3,873,019	(4)	27.5%	145,162		92.2%
Name and Addresses of Other 5% Holders of Common or Convertible Preferred Stock
The Carlyle Group 1001 Pennsylvania Avenue, NW Washington, DC 20004-2505	3,101,551	(5)	22.9%	145,162		92.2%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	891,100	(6)	6.6%	—		—
Ashford Capital Management, Inc. P.O. Box 4172 Wilmington, DE 19807	978,500	(7)	7.2%	—		—
Harold C. Simmons, Trustee The Combined Master Retirement Trust Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, TX 75240	2,224,900	(8)	16.4%	—		—
Soros Capital Offshore Partners LDC C/o Coutts & Co. Limited West Bay Road, George Town Grand Cayman, Cayman Islands British West Indies	—		—	9,308		5.9%

*
The number of shares owned is less than one percent of the outstanding shares of Common Stock.

(1)
Mr. D'Aniello is a Managing Director of Carlyle and, as a result, may be deemed to beneficially own the shares of Common Stock and Convertible Preferred Stock beneficially owned by Carlyle. However, Mr. D'Aniello disclaims beneficial ownership of such shares.

(2)
Includes options to purchase 266,495, 113,300, 71,000, 15,800, 4,000, and 68,000 shares of Common Stock for Messrs. Prince, Shawver, Deltete, Van Dyke, Johnson, and Dabrowski, respectively, which are exercisable within 60 days.

(3)
Includes options to purchase 12,000 shares of Common Stock for each of Messrs. Williams, Watkins, McGowan and Harvey, which are exercisable within 60 days.

(4)
Includes options to purchase 665,162 shares of Common Stock for the executive officers and directors as a group, which are exercisable within 60 days.

(5)
Does not include shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. The shares of Convertible Preferred Stock are convertible into 4,838,733 shares of Common Stock. Assuming the conversion of the Convertible Preferred Stock into Common Stock, Carlyle would own 7,940,284 shares of Common Stock or 42.3% of the Common Stock. In all instances, the shares are owned by partnerships sponsored and controlled by Carlyle.

(6)
Based on an amendment to Schedule 13G filed by Capital Research and Management Company on February 13, 2003.

(7)
Based on an amendment to Schedule 13G filed by Ashford Capital Management, Inc. on February 12, 2003.

(8)
Based on an amendment to Schedule 13G filed by the Combined Master Retirement Trust and Harold C. Simmons, Trustee, on February 5, 2003.

PROPOSAL I

ELECTION OF DIRECTORS

        Six directors will be elected at the meeting to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. It is intended that the Proxies will be voted for the following nominees, but the holders of the Proxies reserve discretion to cast votes for individuals other than the nominees for director named below in the event of the unavailability of any such nominee. The Company has no reason to believe that any of the nominees will become unavailable for election. Set forth below are the names of the nominees, age, position with the Company, the year in which first elected a director of the Company, principal occupation and certain other information concerning each of the nominees.

        The terms of the Convertible Preferred Stock provide that the holders thereof, voting as a separate class, have the right to elect a majority of the Company's Board of Directors so long as Carlyle owns shares of capital stock having 20% or more of the votes that may be cast at annual or special meetings of stockholders. In connection with the Annual Meeting, the holders of the Convertible Preferred Stock have waived the right to elect a majority of the Company's Board of Directors, but have retained the right to elect one member of the Company's Board of Directors at the Annual Meeting. Mr. D'Aniello is the designee of the holders of the Convertible Preferred Stock to the Company's Board of Directors. The remaining directors shall be elected by the vote of the holders of the Common Stock and the Convertible Preferred Stock voting together as a single class.

Convertible Preferred Stock Designee

        Daniel A. D'Aniello, 56, has been Chairman of the Board and a director of the Company since January 1995. He has been a Managing Director and a founding partner of The Carlyle Group, a Washington, D.C. based private merchant bank, since 1987. Mr. D'Aniello was Vice President, Finance and Development for Marriott Corporation, a hospitality company, from 1981 to 1987. He currently serves on the Board of Directors for Baker & Taylor, Inc., IT Group, Inc., and Gemini Air Cargo, Inc. Mr. D'Aniello is a magna cum laude graduate of Syracuse University, where he was a member of Beta

Gamma Sigma, and a graduate of the Harvard Business School, where he was a Teagle Foundation Fellow.

Remaining Nominees

        Earle C. Williams, 73, has been a director of the Company since January 1995. He served on the Board of Directors of BDM International, Inc., an information technology professional services firm, from 1972 until 1997 and was the President and Chief Executive Officer of that company from 1972 until 1992. Mr. Williams also serves on the Board of Directors of Dimensions International, Inc. Mr. Williams has a Bachelor of Science in Electrical Engineering from Auburn University.

        Dr. Francis J. Harvey, 59, has been a director of the Company since January 1999. Dr. Harvey is the former Chief Operating Officer of Westinghouse Electric Corporation's Industries and Technology Group. Dr. Harvey held various professional, management and executive positions within Westinghouse from 1969 to 1997. Dr. Harvey earned his doctorate in Metallurgy and Material Sciences from the University of Pennsylvania and his Bachelor of Science at the University of Notre Dame in Metallurgy Engineering and Material Science. Dr. Harvey currently serves as a director of IT Group, Inc., Gardner Technologies, Inc., Bridge Bank, and Kulman Electric Corp. He is also a member of the Board of Regents of Santa Clara University and a co-chair of the Campaign for Santa Clara.

        Admiral James D. Watkins, 76, has been a director of the Company since April 1997. Admiral Watkins was the President of the Joint Oceanographic Institutions, Inc. from 1993 until 2000 and President of the Consortium for Oceanographic Research and Education from 1994 until March 2001. Admiral Watkins was appointed Chief of Naval Operations in 1982 by President Reagan and served as Secretary of Energy under President Bush from 1989 to 1993. Admiral Watkins, a graduate of the U.S. Naval Academy, also has a Masters in Mechanical Engineering from the U.S. Naval Postgraduate School. Admiral Watkins currently serves as a director of IT Group, Inc. and Chairman of the Presidentially appointed Commission on Ocean Policy.

        George V. McGowan, 75, has been a director of the Company since April 1997. Mr. McGowan served as Chairman of the Board and Chief Executive Officer of Baltimore Gas and Electric Company from 1988 to 1992. Mr. McGowan served as Chairman of the Executive Committee and director of Baltimore Gas and Electric Company and Constellation Energy Group until April 2000. Mr. McGowan currently serves as a director of Organization Resources Counselors, Inc. Mr. McGowan has a Bachelor of Science in Mechanical Engineering from the University of Maryland.

        Robert E. Prince, 56, has been President and Chief Executive Officer of the Company since 1990 and a director since 1991. He founded General Technical Services, Inc., the predecessor to the Company, in October 1984 and was President and Chief Executive Officer from 1987 to 1990. Mr. Prince currently serves on the Board of the Nuclear Energy Institute and Wildlife Fawn Rescue. Mr. Prince, a graduate of the U.S. Naval Academy, served as an officer on nuclear submarines. He also has a Masters in Business Administration from the Wharton School of Finance of the University of Pennsylvania. Mr. Prince is a certified naval nuclear engineer.

Information Regarding the Board of Directors and Certain Committees

        During 2002, there were seven meetings of the Board of Directors of the Company. Each director attended at least 75% of the combined total number of meetings of the Board and the Board committees of which he was a member. The Board of Directors of the Company has established an Executive Committee, a Compensation Committee and an Audit Committee.

        The Executive Committee, currently consisting of Daniel A. D'Aniello, Chairman, Dr. Francis J. Harvey and Robert E. Prince, meets on call and has authority to act on most matters during the intervals between Board meetings. The Executive Committee did not meet during 2002.

        The Compensation Committee, currently consisting of Dr. Francis J. Harvey, Chairman, Admiral James D. Watkins and Daniel A. D'Aniello, establishes the compensation for the executive officers of the Company, generally reviews benefits and compensation for all of the Company's officers and administers the Company's stock option plans. The Compensation Committee met two times in 2002.

        The Audit Committee currently consists of Earle C. Williams, Chairman, George V. McGowan and Dr. Francis J. Harvey. The Audit Committee has a written charter, attached to this Proxy Statement as Appendix A, setting forth its responsibilities which include (i) reviewing the independence, qualifications, services, fees and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditors, (iii) approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing the Company's financial reporting and accounting policies, including any significant changes, with management and the independent auditors. The Audit Committee met nine times in 2002.

Compensation of Directors

        For 2002, Admiral Watkins and Messrs. McGowan and Williams each received a total of $20,000 for their service on the Board of Directors and the board committees on which they served. Dr. Harvey received a total of $145,000 for his service on the Board of Directors and on the board committees on which he served and for his service as a non-executive Vice Chairman of the Company. The services provided to the Board of Directors by Dr. Harvey in his capacity as Vice Chairman included ongoing Board of Directors oversight of the implementation of key strategic initiatives, taking a leading role for the Board of Directors in developing and implementing executive and key management incentive plans, leadership development and succession programs, and evaluating new corporate governance and upcoming regulatory requirements for the Board of Directors. In addition, Admiral Watkins and Messrs. McGowan, Williams, and Harvey each were granted options to purchase 10,000 shares of Common Stock at the fair market value at the time of the grant. No other director received any compensation for his service on the Board of Directors or any committees thereof during 2002.

EXECUTIVE OFFICER COMPENSATION

        The following table sets forth certain information concerning the compensation for the last three completed fiscal years of the chief executive officer and the next five most highly compensated executive officers of the Company. No stock appreciation rights ("SARs") were granted during 2002 nor have any SARs been granted at any time in prior years.

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)					Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)(3)	All Other Compensation ($)(4)
Robert E. Prince President and Chief Executive Officer	2002 2001 2000	256,836 240,000 240,000		165,011 — —	136,054 47,186 166,538	25,000 25,000 25,000	5,500 5,250 5,204
Robert F. Shawver Executive Vice President and Chief Financial Officer	2002 2001 2000	179,102 167,155 167,155		96,002 — —	83,576 27,287 96,307	20,000 16,000 15,000	1,551 900 5,130
C. Paul Deltete Senior Vice President	2002 2001 2000	183,462 180,000 160,000		93,600 — —	— — —	15,000 15,000 25,000	5,500 5,250 5,183
William R. Van Dyke Senior Vice President	2002 2001 2000	196,914 173,600 96,815	(5)	92,000 — 30,415	— — —	13,000 34,000 12,000	5,500 5,250 —
Michael F. Johnson Senior Vice President	2002 2001 2000	165,294 — —	(6)	142,706 — —	— — —	20,000 — —	3,238 — —
Thomas E. Dabrowski Senior Vice President	2002 2001 2000	254,808 250,000 139,423	(7)	216,666 141,100 92,653	— — —	10,000 15,000 60,000	3,577 4,913 —

(1)
No executive officer named above received any perquisites and other personal benefits the aggregate amount of which exceeded the lesser of either $50,000 or 10% of the total annual salary and bonus reported for 2002 in the Summary Compensation Table.

(2)
Represents cash awards under the Company's Senior Executive Long Term Performance Award Plan with respect to the achievement of performance criteria in 2001. All of the after-tax portion of the awards were applied to reduce the amount of the outstanding advances by the Company to the executives. See "Compensation Committee Report on Executive Compensation" and "Certain Transactions."

(3)
Includes options to purchase Common Stock that were granted on February 1, 2002 for Mr. Johnson and March 15, 2002 for Messrs. Prince, Shawver, Deltete, Van Dyke, Johnson and Dabrowski.

(4)
Consists of Company matching contributions to the Company's 401(k) Savings Plan.

(5)
Reflects salary paid to Mr. Van Dyke from the commencement of his employment with the Company on June 8, 2000.

(6)
Reflects salary paid to Mr. Johnson from the commencement of his employment with the Company on February 1, 2002.

(7)
Reflects salary paid to Mr. Dabrowski from the commencement of his employment with the Company on June 8, 2000.

Options Granted in Last Fiscal Year

        The following table sets forth-certain information relating to options granted in 2002 to purchase shares of Common Stock of the Company.

	Number of Securities Underlying Options Granted (#)						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)*
		Percent of Total Options Granted in Fiscal Year
Name				Exercise or Base Price per Share(1)		Expiration Date
							5%		10%
Robert E. Prince	25,000	4.7%			$4.41	3/15/12		$69,350		$175,710
Robert F. Shawver	20,000	3.7%			$4.41	3/15/12		$55,480		$140,568
C. Paul Deltete	15,000	2.8%			$4.41	3/15/12		$41,610		$105,426
William R. Van Dyke	13,000	2.4%			$4.41	3/15/12		$36,062		$91,369
Michael F. Johnson	10,000 10,000	1.9 1.9	% %	$ $	4.19 4.41	2/1/12 3/15/12	$ $	26,370 27,740	$ $	66,778 70,284
Thomas E. Dabrowski	10,000	1.9%			$4.41	3/15/12		$27,740		$70,284

*
The 5% and 10% assumed rates of stock appreciation used to calculate potential gains to optionees are mandated by the rules of the Securities and Exchange Commission.

(1)
Options were granted at 100% of fair market value on the date of the grant.

(2)
These dollar amounts are the result of calculations of assumed annual rates of stock price appreciation from the dates of the grant of the option awards to the date of the expiration of such options of 5% and 10%, the two assumed rates being required under the rules of the Securities and Exchange Commission. Based on these assumed annual rates of stock price appreciation of 5% and 10%, the Company's stock price at February 1, 2012 and March 15, 2012, is projected to be $6.83 and $10.87, and $7.18 and $11.44, respectively. These assumptions are not intended to forecast future appreciation of the Company's stock price. Indeed, the Company's stock price may increase or decrease in value over the time period set forth above. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

        The following table sets forth certain information concerning the exercise of stock options, the number of unexercised options and the value of unexercised options at the end of 2002 for the executive officers whose compensation is reported in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES
DURING 2002 AND YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002 Exercisable / Unexercisable	Value of Unexercised In the Money Options at December 31, 2002(1) Exercisable / Unexercisable
Robert E. Prince	52,286	$140,000	256,495/109,319	$606,694/$311,907
Robert F. Shawver	—	—	107,100/58,900	$243,289/$176,317
C. Paul Deltete	—	—	57,500/44,500	$76,853/$121,823
William R. Van Dyke	—	—	13,400/43,600	$32,976/$131,904
Michael F. Johnson	—	—	2,000/18,000	$8,320/$72,680
Thomas E. Dabrowski	—	—	63,000/22,000	$13,290/$92,560

(1)
Calculated based on the closing price of the Company's Common Stock ($8.35) as reported by the Nasdaq National Market on December 31, 2002. An "In-the-Money" option is an option for which the option price of the underlying stock is less than the market price at December 31, 2002, and all of the value shown reflects stock price appreciation since the granting of the option.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        The Company has entered into new employment agreements with Messrs. Prince, Shawver and Deltete, all effective as of June 3, 2002. The Company has also entered into an employment agreement with Mr. Van Dyke, effective as of November 1, 2002, and with Mr. Johnson, effective as of June 3, 2002. Under the terms of the new employment agreement between the Company and Mr. Prince, he will hold the offices of President and Chief Executive Officer and will receive an initial base salary of $275,018 per annum. The new employment agreement between the Company and Mr. Shawver provides that he will hold the offices of Executive Vice President and Chief Financial Officer and will receive an initial base salary of $192,005 per annum. Under the terms of the new employment agreement between the Company and Mr. Deltete, he will hold the office of Senior Vice President and will receive an initial base salary of $187,200 per annum. Under the terms of the agreement between the Company and Mr. Van Dyke, he will hold the offices of Senior Vice President of the Company and President of Duratek Federal Services, Inc. and will receive an initial base salary of $220,000. Under the terms of the agreement between the Company and Mr. Johnson, he will hold the office of Senior Vice President of the Company and will receive an initial base salary of $185,411. Increases in the base salary of Messrs. Prince, Shawver, Deltete, Van Dyke and Johnson may be upwardly adjusted by the Compensation Committee in its discretion. The employment agreements also provide that the executives shall be eligible to receive cash bonuses and equity incentives pursuant to the Company's Executive Compensation Plan.

        The agreements may be terminated by the Company (i) for cause (as defined in the agreements), (ii) for any reason other than cause upon six months notice to the executive, (iii) upon the long-term disability of the executive, or (iv) upon the executive's death. The agreements may be terminated by the executive (i) for good reason (as defined in the agreements) upon six months notice to the Company or (ii) for any reason other than good reason upon six months notice to the Company. The agreements are for a term of two years and shall automatically be extended for an additional year unless either the Company or the executive has provided written notice to the other at least six months prior to the end of the term that it does not wish to extend the agreement.

        Under the terms of these agreements, if the executive is terminated by the Company without cause or the executive resigns for good reason, the Company shall pay to the executive the base salary of the executive, then in effect, for a period of twelve months from the date of termination and will maintain certain employee benefits for a period of twelve months from the date of termination. Upon a change of control of the Company (as defined in the agreements), if the executive's employment with the Company is terminated for any reason within twelve months of the change of control, other than (i) by the Company for cause, (ii) the executive's death or long-term disability, or (iii) by the executive for any reason other than good reason, the Company shall continue to pay the executive's salary for a period of twelve months from the date of termination and will maintain certain employee benefits for a period of twelve months from the date of termination. Each of the employment agreements provides that the executive will receive an additional payment from the Company to compensate the executive in the event that excise taxes are imposed on certain payments by the Company to the executive in connection with a change of control of the Company. The employment agreements also contain certain non-competition provisions prohibiting the executives, for certain periods of time, from engaging in competing businesses.

        Under the terms of the employment agreement between the Company and Mr. Dabrowski, he will hold the office of President for the Duratek Federal Services, Inc. subsidiary and will receive a base salary of $250,000. Effective June 3, 2002, the Company and Mr. Dabrowski amended his employment agreement to provide that upon the earlier of a change of control of the Company or ten days notice by either party, Mr. Dabrowski would resign as President of Duratek Federal Services, Inc. but would continue to provide services to the Company on a part-time basis, up to 1,000 hours per year, for consideration of $130,000 per annum for a two year term. On September 1, 2002, Mr. Dabrowski resigned as President of Duratek Federal Services, Inc. and assumed the title of Senior Vice President of Strategic Planning of the Company. Upon agreement of the parties, effective January 1, 2003, Mr. Dabrowski is providing services to the Company on a part-time basis pursuant to the terms of his amended employment agreement. Under the terms of the amended agreement, if Mr. Dabrowski's employment is terminated by the Company without cause or by Mr. Dabrowski with justification (as defined in the amended agreement), the Company shall pay to Mr. Dabrowski his base salary, at the rate then in effect, until the end of the two year term of the amended agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Securities Exchange Act of 1934 requires the Company's directors, officers and beneficial owners of more than 10% of any class of the Company's equity securities to file reports of beneficial ownership of equity securities of the Company and to furnish such reports to the Company. Based solely on a review of such reports for 2002, the Company believes that these persons filed all the reports required by the Securities Exchange Act of 1934 on a timely basis.

Audit Committee Report

        The Audit Committee of the Board of Directors (the "Audit Committee") in fiscal 2002 consisted of Earle C. Williams, Chairman, George V. McGowan and Dr. Francis J. Harvey, all of whom meet the independence and experience requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee's responsibilities are as described in a written Charter. The Audit Committee's Charter, as amended by the Board on March 5, 2003, is attached as Appendix A to this Proxy Statement.

        The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2002 with management and with the Company's independent auditors, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP their independence.

        Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

    Submitted by the members of the Audit Committee:
        Earle C. Williams (Chairman)
        George V. McGowan
        Dr. Francis J. Harvey

Compensation Committee Report on Executive Compensation

        The Compensation Committee has furnished the following report on its policies with respect to the compensation of executive officers. The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Securities and Exchange Commission's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and

the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Compensation Committee is responsible for establishing the compensation for the executive officers of the Company, reviewing benefits and compensation for all of the Company's officers and administering the Company's stock option plans. The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus stockholder value, by significantly aligning the actions of the key executives with the financial interests of stockholders. The Compensation Committee reviews the financial performance of the Company and increases to stockholder value annually and adjusts the compensation of key executives based on the improvements achieved.

        The Company adopted an Executive Compensation Plan in order to formalize the determination of the annual compensation of the Company's executive officers. The purpose of the plan is to attract, retain and motivate key management employees and to align the actions of the key executives with the financial interests of stockholders. Under the plan, the executive officers' compensation is structured in such a way so that a meaningful portion is "at risk," with annual incentives intended to provide between 20% and 40% of total compensation. Senior management employees who are recommended by the President and Chief Executive Officer and approved by the Compensation Committee are eligible to participate in the Executive Compensation Plan and for 2002 the eligible participants consisted only of the executive officers named in the Summary Compensation Table. The Executive Compensation Plan is administered and all salary and bonuses are at the sole discretion of the Compensation Committee.

        The Executive Compensation Plan consists of three components of compensation: base salary, annual cash performance bonus and long-term stock option grants. The base salary and any raises for the Company's Chief Executive Officer are determined by the Compensation Committee. The base salary and raises for the other executive officers are recommended by the Chief Executive Officer and approved by the Compensation Committee. The annual cash incentive bonus is designed to reward executive officers for their contributions to corporate and business unit objectives, and for individual performance. The bonus is expressed as a percentage of the executive officer's base salary for such fiscal year. The target bonus amount is based on competitive market data. The specific amount of the bonus earned by each executive officer, as a percentage of the executive officer's base salary, is dependent upon the performance of the Company during the fiscal year as compared to budgeted amounts. The plan is based upon net income. In addition to salary and cash bonus, the Compensation Committee can award options to purchase shares of the Company's Common Stock. All option awards are at the sole discretion of the Compensation Committee and are based on competitive market compensation data.

        In addition, during 1999, the Company adopted a Senior Executive Long Term Performance Award Plan in order to formalize a program whereby the Company, upon the achievement of certain performance criteria, could make awards to Messrs. Prince and Shawver for the purpose of reducing their outstanding advances from the Company. The Company made the advances to Messrs. Prince and Shawver in order to enable them to exercise certain options and retain the underlying stock, evidencing the long-term commitment of these senior managers to the Company. The plan is administered by the Compensation Committee. The criteria for awards under this plan is determined by the Compensation Committee, but is based upon performance achievement by Messrs. Prince and Shawver that creates, or is likely to create, long-term sustainable increases in stockholder value. The purpose of the plan is to align key members of senior management with the financial interests of the Company by focusing on the achievement of key strategic initiatives that could have the effect of creating long-term sustainable increases to stockholder value. This plan is separate from the Executive Compensation Plan which is intended to recognize the achievement of annual financial performance targets.

        The Company has certain broad-based employee benefit plans in which all employees, including the named executive officers, are permitted to participate on the same terms and conditions relating to eligibility and subject to the same limitations on amounts that may be contributed. In 2002, the Company also made a matching contribution for those participants to the Company's 401(k) Savings Plan.

        Mr. Prince's 2002 Compensation.    Mr. Prince's 2002 compensation was determined pursuant to the terms of the Executive Compensation Plan and consistent with the terms of his employment agreement with the Company. Mr. Prince's base salary of $240,000 was increased to $275,018, effective July 8, 2002, pursuant to Mr. Prince's new employment agreement with the Company. Mr. Prince received an annual cash incentive bonus of $165,011 for 2002 as a result of the Company exceeding its budgeted net income and cash flow objectives for 2002. The Compensation Committee awarded Mr. Prince options to purchase 25,000 shares of the Company's Common Stock in March 15, 2002. The Compensation Committee awarded Mr. Prince $136,054 in March 2002 under the Senior Executive Long Term Performance Award Plan with respect to the achievement of performance criteria for 2001, specifically the extension and award of key long term federal contracts, successful execution of its cash management plan and total debt reduction. The entire after-tax portion of this award was used to reduce Mr. Prince's outstanding advance from the Company.

        Compensation of other Executive Officers and Employees.    The compensation of the other executive officers of the Company named in the Summary Compensation Table was determined consistent with the terms of the Executive Compensation Plan, taking into account individual performance and additional responsibility assumed. For 2002, the executives received the maximum bonus amounts available under the Executive Incentive Compensation Plan as a result of the Company exceeding its net income and cash flow performance objectives for 2002. The Compensation Committee awarded to each of Messrs. Shawver, Deltete, Van Dyke, Johnson and Dabrowski options to purchase 20,000, 15,000, 13,000, 20,000 and 10,000 shares of the Company's Common Stock, respectively. The Compensation Committee awarded Mr. Shawver $83,576 in March 2002 under the Senior Executive Long Term Performance Award Plan with respect to the achievement of performance criteria for 2001, specifically the extension and award of key long term federal contracts, successful execution of its cash management plan and total debt reduction. The entire after-tax portion of this award was used to reduce Mr. Shawver's outstanding advance from the Company.

        The Compensation Committee continuously reviews the compensation policies of the Company to attract, retain and provide appropriate incentives for the highest quality professional personnel in order to maintain the Company's competitive position in the environmental technology and services industries, and thereby seeks to provide for the long-term success of the Company and the interests of its stockholders.

        Compensation Deductibility Policy.    Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Company.

                      Dr. Francis J. Harvey (Chairman)
                      Admiral James D. Watkins
                      Daniel A. D'Aniello

Compensation Committee Interlocks and Insider Participation

        During 2002, Dr. Harvey, Admiral Watkins and Mr. D'Aniello served as members of the Compensation Committee. No member of the Compensation Committee is or was an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Equity Compensation Plan Information

        The table below sets forth the following information as of the end of the Company's 2002 fiscal year for all compensation plans previously approved by the Company's stockholders and all compensation plans not previously approved by the Company's stockholders.

  (1)
  the number of securities issued or to be issued upon the exercise of outstanding options;

  (2)
  the weighted-average exercise price of such outstanding options; and

  (3)
  other than securities to be issued upon the exercise of such outstanding options, the number of securities remaining available for future issuance under the plans.

Plan Category	(a) Number of Securities Issued or to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by stockholders	1,983,239	$6.194	3,442,470
Equity compensation plans not approved by stockholders	102,658	N/A	52,342
Total	2,085,897	6.194	3,494,812

        The equity compensation plans approved by the Company's stockholders are the 1984 Stock Option Plan and the 1999 Stock Option and Incentive Plan. The equity compensation plan not approved by the Company's stockholders is the 1996 Employee Stock Award Plan. Options to purchase Common Stock under the Company's stock option plans are granted at prices as determined by the Compensation Committee of the Board of Directors, but shall not be less than the fair market value of the Company's Common Stock on the date of grant. The options are qualified and non-qualified and generally vest over a period of up to five years. The exercise dates and expiration of options (up to a maximum of ten years from the date of grant) are determined by the Compensation Committee of the Board of Directors. Under the terms of the 1996 Employee Stock Award Plan, the Company awards each employee $500 worth of the Company's Common Stock, based on the closing price of the Common Stock on the Nasdaq National Market on the last trading day of the month prior to the date of issuance, on the one year and twenty-fifth year anniversaries of the employee's commencement of employment with the Company. On the thirtieth and thirty-fifth year anniversaries of the employee's commencement of employment with the Company, the Company awards each employee $750 and $1,000 worth of the Company's Common Stock, respectively.

Performance Graph

        As part of the proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a five-year comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a company-constructed peer group index. The following graph compares the performance of the Company's Common Stock for the periods indicated with the performance of the CRSP Index for the Nasdaq Stock Market (non-financial) and the Pollution Control Industry Group compiled by Research Data Group (which includes all companies with primary SIC codes 4950, 4953 and 4955 whose stock has been publicly-traded for all of 2002). The comparison assumes $100 was invested on December 31, 1997 in the Company's Common Stock and in each of the foregoing indices and the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMLATIVE TOTAL RETURN*
AMONG DURATEK, INC., THE NASDAQ NON-FINANCIAL INDEX
AND THE DOW JONES US POLLUTION CONTROL INDEX

    * $100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN TRANSACTIONS

        The Company has advanced loans to Mr. Prince, President and Chief Executive Officer, and Mr. Shawver, Executive Vice President and Chief Financial Officer. The loans bear interest at 5%. On March 15, 2002, the maturity date of the loans was extended to December 31, 2009. At December 31, 2002, the balances of the loans were $420,333 and $251,960 for Messrs. Prince and Shawver, respectively.

PROPOSAL II

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS
OF THE CONVERTIBLE PREFERRED STOCK TO EXTEND THE
MANDATORY REDEMPTION DATE

        On March 5, 2003, the Board of Directors declared advisable and recommended that the Company's stockholders approve a proposed amendment to Section VI of the Certificate of Designations of the Convertible Preferred Stock (the "Certificate of Designations") which would extend the mandatory redemption date of the Convertible Preferred Stock from February 5, 2004 to September 30, 2005. All other terms of the Convertible Preferred Stock will remain unchanged. The full text of the proposed amendment to Section VI of the Certificate of Designations is set forth as Appendix B hereto.

        Currently, the terms of the Convertible Preferred Stock, as provided in the Certificate of Designations, provide that the Company shall redeem all of the outstanding Convertible Preferred Stock on February 5, 2004, at $100.00 per share plus accrued and unpaid dividends, payable only from funds legally available therefore, in a lump sum, unless such shares have been previously converted into Common Stock. The Company had accrued dividends of $2.5 million on its outstanding Convertible Preferred Stock as of December 31, 2002.

        Under the terms of the Company's credit facility, a portion of the facility matures on June 8, 2005 and a portion of the facility matures on December 8, 2006, except that if the mandatory redemption date of the Convertible Preferred Stock is not extended to September 30, 2005, then the maturity date for the entire facility will be adjusted to November 3, 2003. Accordingly, if stockholder approval of this proposal is obtained, a portion of the Company's credit facility will continue to mature on June 8, 2005, the mandatory redemption date of the Convertible Preferred Stock will be extended to September 30, 2005 and the holders of the Convertible Preferred Stock will receive dividends on the outstanding Convertible Preferred Stock, at the rate of 8.0% per annum, for an additional three years, unless previously converted. With respect to the portion of the Company's credit facility that matures on December 8, 2006, if stockholder approval of this proposal is obtained, this portion of the facility will continue to mature on December 8, 2006, provided that the Company can subsequently obtain stockholder approval to further extend the mandatory redemption date of the Convertible Preferred Stock from September 30, 2005 to March 31, 2007. If the Company cannot obtain subsequent stockholder approval to further extend the mandatory redemption date of the Convertible Preferred Stock to March 31, 2007 on or before June 29, 2005, this portion of the Company's credit facility will mature on June 30, 2005. All other rights of existing stockholders will remain unchanged. If stockholder approval of this proposal is not obtained at the Annual Meeting, the Company's credit facility will mature on November 3, 2003. As a result, the Company will be required to enter into a new credit facility at that time, which may or may not be available to the Company on favorable terms, if at all.

        There are 157,525 outstanding shares of Convertible Preferred Stock. Carlyle beneficially owns 92.2% of the outstanding shares of Convertible Preferred Stock. See "Security Ownership of Certain Beneficial Owners and Management."

        The Board of Directors recommends that you vote in favor of Proposal II to amend the Certificate of Designations of the Convertible Preferred Stock to extend the mandatory redemption date of the Convertible Preferred Stock from February 5, 2004 to September 30, 2005.

PROPOSAL III

APPROVAL OF SELECTION OF KPMG LLP AS AUDITORS

        The Board of Directors has selected KPMG LLP to audit the accounts of the Company for the year ending December 31, 2003. KPMG LLP has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. KPMG LLP has audited the accounts of the Company since 1987. The Delaware General Corporation Law does not require the approval of the selection of auditors by the Company's stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove the selection, the Board of Directors will consider the selection of other auditors.

        The Board of Directors recommends that you vote in favor of Proposal II in view of the familiarity of KPMG LLP with the Company's financial and other affairs acquired during its previous service as auditors for the Company.

        A representative of KPMG LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 were approximately $297,000.

Financial Information Systems Design and Implementation Fees

        KPMG LLP performed no financial information system design or implementation work for the Company during the fiscal year ended December 31, 2002.

All Other Fees

        The aggregate fees billed for all other professional services rendered by KPMG LLP for the fiscal year ended December 31, 2002 were approximately $330,000.

        The Audit Committee of the Board of Directors has considered whether the provision of the services covered under the captions Financial Information Systems Design and Implementation Fees and All Other Fees above are compatible with maintaining KPMG LLP's independence.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be presented at the 2004 annual meeting of stockholders must be received by the Company for inclusion in the Company's proxy statement and proxy relating to that meeting no later than December 12, 2003 and must otherwise be in compliance with applicable Securities and Exchange Commission regulations.

        Securities and Exchange Commission rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting. The discretionary voting deadline for the Company's 2004 annual meeting is February 25, 2004. If a stockholder gives notice of such a proposal after the discretionary voting deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's 2004 annual meeting.

OTHER MATTERS

        The Board of Directors of the Company knows of no other matters to be presented for action at the meeting other than that mentioned above. However, if any matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Company.

APPENDIX A

AMENDED AUDIT COMMITTEE CHARTER

I.    Overview.

        The Audit Committee is appointed by the Board of Directors (the "Board") to be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company and to assist in Board oversight of: (1) the integrity of the financial statements of the Company; (2) the adequacy of the Company's system of internal controls; (3) the compliance by the Company with legal and regulatory requirements; (4) the qualifications and independence of the Company's independent auditors; and (5) the performance of the Company's independent and internal auditors. The Audit Committee shall have the authority to engage, and obtain advice and assistance from, outside legal, accounting and other advisers, and the Company shall provide appropriate funding therefor as determined by the Audit Committee.

II.    Committee Membership.

        The Audit Committee of the Board shall consist of a minimum of three directors. The members shall be appointed by the Board and may be removed by the Board in its discretion. The members shall meet the independence, experience and expertise requirements of the applicable provisions of the federal securities laws and the NASD listing standards for audit committee members and at all times, beginning as soon as practicable after adoption of this Charter, at least one member shall be an audit committee "financial expert" as that term is defined by applicable Securities and Exchange Commission and NASD rules and regulations.

III.  Committee Powers, Authority, Duties and Responsibilities.

A.    Approval of Audit and Non-Audit Services.

  •
  The Audit Committee shall have the sole authority to appoint the independent auditors of the Company, approve the compensation of the independent auditors, and discharge or replace the independent auditors.

  •
  The Audit Committee shall approve in advance the provision by the independent auditors of all services to the Company whether or not related to the audit. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors.

B.    Independent Auditor Evaluation.

  •
  The Audit Committee shall receive from, and discuss with, the independent auditors, periodic reports, at least annually regarding: the auditors' independence; the auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditors and the Company.

  •
  The Audit Committee shall evaluate the performance of the independent auditors at such times as are appropriate.

  •
  The Audit Committee will oversee Company hiring policies for former employees of the independent auditors.

C.    Planning and Reviewing Auditing Activities.

  •
  The Audit Committee shall meet with the independent auditors prior to the annual audit to review the planning and staffing of the audit and other examinations or reviews of the Company's quarterly, annual and other financial information.

  •
  The Audit Committee shall also review with management and the independent auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of internal and external audit resources.

  •
  In connection with the annual audit, the Audit Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and management's response to any such problems or difficulties and to any management letter.

  •
  The Audit Committee shall review major changes to the Company's auditing and accounting principles and practices suggested by the independent auditors or management.

  •
  The Audit Committee shall inquire of management, internal auditors and the Company's independent auditors concerning any deficiencies in the Company's policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and review the timeliness and reasonableness of proposed corrective actions.

  •
  The Audit Committee shall review the appointment and replacement of the senior internal auditing executive, if any.

  •
  The Audit Committee shall review any significant reports to management provided by the internal auditing department, if any, and management's responses.

D.    Review of Unaudited and Audited Financial Statements, Earnings Releases, and Information Provided to Analysts and Rating Agencies; Preparation of Proxy Disclosure.

  •
  The Audit Committee shall review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting and auditing principles and practices, the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition," the adequacy of internal controls that could significantly affect the Company's financial statements, any material correcting adjustments that have been identified by the independent auditors, any material off-balance sheet transactions, arrangements, obligations and other relationships of the Company with unconsolidated entities and other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Statement on Auditing Standards No. 61, Communications with Audit Committees.

  •
  The Audit Committee shall determine whether to recommend to the Board that the annual audited financial statements be included in the Company's annual report on Form 10-K.

  •
  The Audit Committee shall review analyses and reports prepared by management and the independent auditors of significant financial reporting issues and judgments and critical accounting policies and practices in connection with the preparation of the Company's financial statements and the ramifications of the use of alternative disclosures and treatments, the treatment preferred by the independent auditors, and other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

  •
  The Audit Committee shall meet periodically with management and the independent auditors to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee shall also review and evaluate the Company's processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas.

  •
  The Audit Committee shall review with management and the independent auditors the Company's quarterly financial statements and the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition" included in the Company's Form 10-Q's.

  •
  The Audit Committee shall review with management and the independent auditors, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

  •
  The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement and shall receive the information to be provided by the independent auditors for inclusion in the proxy statement, including with regard to fees relating to the audit.

E.    Review of Conflicts of Interest.

  •
  The Audit Committee shall review Company policies and procedures with respect to Company transactions in which officers or directors have an interest; where appropriate, including when their review is requested by management or the independent auditors, review policies and procedures with regard to officer use of corporate assets and consider the results of any review of these areas by the independent auditors.

  •
  The Audit Committee shall review all related party transactions and similar matters to the extent required by the NASD's listing standards to be approved by an audit committee or comparable body.

F.    Compliance with Law and the Procedures for Handling Complaints about Accounting Matters.

  •
  The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  •
  The Audit Committee shall review with the Board as necessary in the Audit Committee's judgment the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct, if any.

  •
  The Audit Committee shall obtain reports from management and the independent auditors that the Company's foreign affiliates and subsidiaries, if any, are in conformity with applicable legal requirements.

  •
  The Audit Committee shall discuss with the independent auditors any information brought to its attention by the auditors regarding potential illegal acts and shall handle such information as required by appropriate law.

  •
  The Audit Committee shall review with the Company's general counsel legal and regulatory matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from external counsel, regulators or governmental agencies.

G.    Periodic Reports to the Board, Executive Sessions and Annual Review.

  •
  The Audit Committee shall make a report to the Board at the next regularly scheduled meeting following a meeting of the Audit Committee accompanied by any recommendation to the Board.

  •
  The Audit Committee shall meet at least annually with the chief financial officer, the senior internal auditing executive, if any, the other senior members of management designated by the Audit Committee, and the independent auditors, each in separate executive sessions.

  •
  The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  •
  The Audit Committee shall annually review its own performance.

H.    Conducting or Authorizing Investigations.

  •
  The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities.

  •
  The Audit Committee shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any investigations.

  •
  The Audit Committee may ask members of management or others to attend its meetings and provide pertinent information as necessary.

IV.  Responsibilities of Others.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company Code of Conduct, if any.

As approved by the Board of Directors and made effective on March 5, 2003

APPENDIX B

PROPOSED AMENDMENT TO THE CERTIFICATE
OF DESIGNATIONS OF THE CONVERTIBLE PREFERRED STOCK

        If the stockholders approve Proposal II to amend the Certificate of Designations of the Convertible Preferred Stock to extend the mandatory redemption date of the Convertible Preferred Stock from February 5, 2004 to September 30, 2005, Section VI of the Certificate of Designations would be amended to read as follows:

VI.    MANDATORY REDEMPTION

        The Corporation shall redeem 100% of the Convertible Preferred Stock on September 30, 2005, at $100 per share plus accrued and unpaid dividends, payable only from funds legally available therefor, in a lump sum, unless such shares have been converted prior thereto. To the extent that such redemption shall not be permitted under the provisions of Section 160 of the Delaware General Corporation Law (or any successor provision) ("Section 160"), the Corporation shall redeem those shares which it is permitted to redeem under Section 160, and then on the earliest date or dates subsequent thereto when the Corporation shall be permitted under Section 160 to effect any such redemption, it shall effect such redemption.

B-1

DURATEK, INC.
10100 Old Columbia Road
Columbia, Maryland 21046

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR COMMON STOCKHOLDERS

        Revoking any such prior appointment, the undersigned hereby appoints Robert E. Prince and Daniel A. D'Aniello and each of them, attorneys and agents, with power of substitution to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Duratek, Inc., to be held at 10100 Old Columbia Road, Columbia, Maryland 21046 on Wednesday, May 14, 2003 at 10:30 a.m. and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

The Board of Directors Recommends a vote "FOR" all nominees in Item 1 and "FOR" Items 2 and 3.

1.
ELECTION of the following Nominees as Directors: Admiral James D. Watkins, George V. McGowan, Earle C. Williams, Dr. Francis J. Harvey, and Robert E. Prince

  FOR all nominees

  WITHHOLD AUTHORITY to vote for all Nominees

  WITHHOLD AUTHORITY to vote for the following Nominees only: (Write the name of the Nominees in the space below.)

2.
To approve an amendment to the Certificate of Designations of the 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, to extend the mandatory redemption date from February 5, 2004 to September 30, 2005.

FOR	AGAINST	ABSTAIN

3.
To approve the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2003.

FOR	AGAINST	ABSTAIN

4.
Upon any other matters which may properly come before the meeting or any adjournment thereof.

          The proxy when properly executed will be voted FOR the election of Directors, FOR the amendment to the Certificate of Designations of the 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, to extend the mandatory redemption date from February 5, 2004 to September 30, 2005, FOR the appointment of KPMG LLP as auditors, and on any other matters in accordance with the discretion of the named attorneys and agents, if no instructions to the contrary are indicated on the reverse side hereof.

        The undersigned hereby acknowledges receipt of a copy of the Company's 2002 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting.

x
(Signature)
x
(Signature)
Date:

        Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If shares are held jointly each stockholder named should sign.

DURATEK, INC.
10100 Old Columbia Road
Columbia, Maryland 21046

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR PREFERRED STOCKHOLDERS

        Revoking any such prior appointment, the undersigned hereby appoints Robert E. Prince and Daniel A. D'Aniello and each of them, attorneys and agents, with power of substitution to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Duratek, Inc., to be held at 10100 Old Columbia Road, Columbia, Maryland 21046 on Wednesday, May 14, 2003 at 10:30 a.m. and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

The Board of Directors Recommends a vote "FOR" all nominees in Items 1 and 2 and "FOR" Items 3 and 4.

1.
ELECTION of the following Nominees as Directors: Daniel A. D'Aniello.

  FOR all nominees

  WITHHOLD AUTHORITY to vote for all Nominees

  WITHHOLD AUTHORITY to vote for the following Nominees only: (Write the name of the Nominees in the space below.)

2.
ELECTION of the following Nominees as Directors: Admiral James D. Watkins, George V. McGowan, Earle C. Williams, Dr. Francis J. Harvey, and Robert E. Prince

  FOR all nominees

  WITHHOLD AUTHORITY to vote for all Nominees

  WITHHOLD AUTHORITY to vote for the following Nominees only: (Write the name of the Nominees in the space below.)

3.
To approve an amendment to the Certificate of Designations of the 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, to extend the mandatory redemption date from February 5, 2004 to September 30, 2005.

FOR	AGAINST	ABSTAIN

4.
To approve the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2003.

FOR	AGAINST	ABSTAIN

5.
Upon any other matters which may properly come before the meeting or any adjournment thereof.

          The proxy when properly executed will be voted FOR the election of Directors, FOR the amendment to the Certificate of Designations of the 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, to extend the mandatory redemption date from February 5, 2004 to September 30, 2005, and FOR the appointment of KPMG LLP as auditors, and on any other matters in accordance with the discretion of the named attorneys and agents, if no instructions to the contrary are indicated on the reverse side hereof.

        The undersigned hereby acknowledges receipt of a copy of the Company's 2002 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting.

x
(Signature)
x
(Signature)
Date:

        Please mark, date and sign as your name appears above and return. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If shares are held jointly each stockholder named should sign.

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PROXY STATEMENT
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL I ELECTION OF DIRECTORS
EXECUTIVE OFFICER COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES DURING 2002 AND YEAR-END OPTION VALUES
COMPARISON OF 5 YEAR CUMLATIVE TOTAL RETURN* AMONG DURATEK, INC., THE NASDAQ NON-FINANCIAL INDEX AND THE DOW JONES US POLLUTION CONTROL INDEX
CERTAIN TRANSACTIONS
PROPOSAL II APPROVAL OF AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS OF THE CONVERTIBLE PREFERRED STOCK TO EXTEND THE MANDATORY REDEMPTION DATE
PROPOSAL III APPROVAL OF SELECTION OF KPMG LLP AS AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A AMENDED AUDIT COMMITTEE CHARTER
APPENDIX B PROPOSED AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS OF THE CONVERTIBLE PREFERRED STOCK
DURATEK, INC. 10100 Old Columbia Road Columbia, Maryland 21046 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR COMMON STOCKHOLDERS
DURATEK, INC. 10100 Old Columbia Road Columbia, Maryland 21046 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR PREFERRED STOCKHOLDERS